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Heidi Flannery, Investor Relations
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investor@volterra.com

Volterra Announces Appointment of Dr. Fu-Tai Liou
to its Board of Directors

FREMONT, Calif., December 10, 2008 — Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today announced that Dr. Fu-Tai Liou has been appointed to its Board of Directors, effective December 10, 2008.

Dr. Liou is a 26 year semiconductor industry veteran, having spent his career at companies such as Intel, Motorola, SGS-Thomson Microelectronics and United Microelectronics Corporation. Dr. Liou has held senior management positions while at SGS-Thomson Microelectronics and at UMC, in the areas of manufacturing operations, quality & reliability, research & development and sales & marketing.

“We are fortunate to be able to add another member to our Board with the breadth of experience that Fu-Tai possesses,” said Jeff Staszak, Volterra’s President and Chief Executive Officer. “We believe his strong international knowledge and experience will bring a particularly valuable perspective to our Board and Company as we continue to expand our market share in Asia.”

About Volterra Semiconductor Corporation

Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com.

Forward-Looking Statements:

This press release contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.